Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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SOFTWARE ACQUISITION GROUP INC. II	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on AUGUST 11, 2021.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend;
http://cstproxy.com/softwareacquisitiongroupii/sm2021
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2 AND, IF NECESSARY, “FOR” PROPOSAL 3.

iii. Otonomo’s corporate existence is perpetual as opposed to the Company’s corporate existence terminating if a business combination is not consummated within a specified period of time; and

iv. the Otonomo Articles will not include the various provisions applicable only to special purpose acquisition corporations that the Charter contains.

Proposal No. 3 — The Adjournment        FOR                  AGAINST                 ABSTAIN

Proposal —                                                   ☐          ☐           ☐

To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination.

Proposal No. 1 — The Business Combination FOR AGAINST ABSTAIN Proposal — ☐ ☐ ☐

To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of January 31, 2021, by and among Software Acquisition Group Inc. II, a Delaware corporation (the “Company”), Otonomo Technologies Ltd., a company organized under the laws of the State of Israel (“Otonomo”) and Butterbur Merger Sub Inc., a Delaware corporation (“Merger Sub”) and the transactions contemplated therein, including the business combination whereby Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Otonomo (the “Business Combination”).

Proposal No. 2 — The Charters Proposals —          FOR                       AGAINST                    ABSTAIN

                                                                                        ☐                     ☐                       ☐

To approve the following material differences between the Company’s amended and restated certificate of incorporation (the “Charter”) and Otonomo’s amended and restated articles of association (the “Otonomo Articles”) to be effective upon the consummation of the Business Combination:

i. the name of the new public entity will be “Otonomo Technologies Ltd.” as opposed to “Software Acquisition Group Inc. II”;

ii. the Otonomo Articles will provide for one class of ordinary shares as opposed to the two classes of common stock provided for in the Charter;

CONTROL NUMBER

Signature Signature, if held jointly Date , 2021

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SOFTWARE ACQUISITION GROUP INC. II

The undersigned hereby appoints Jonathan S. Huberman and Mike Nikzad, and each of them (with full power to act alone), proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes each to represent and vote, as designated below, all the shares of common stock of Software Acquisition Group Inc. II (the “Company”) held of record by the undersigned at the close of business on July 2, 2021 at the Special Meeting of Stockholders to be held virtually on August 12, 2021, at 11:00 a.m., Eastern Time, or any adjournment or postponement thereof and authorizes and instructs said proxies to vote in the manner directed below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.

(Continued and to be marked, dated and signed, on the other side)